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                                                                   EXHIBIT 10.42


                    FIRST AMENDMENT TO CONSULTING AGREEMENT


     This Agreement shall constitute the First Amendment to Consulting Agreement originally dated as of April 24, 1996 by and between St. John Knits, Inc., a California corporation (the "Company") and Robert C. Davis (the "Consultant").


                                   AMENDMENT

     The Company and Consultant hereby agree to extend the Term of the original Consulting Agreement for an additional period of six months, from November 19, 1996 through May 19, 1997. The Company and Consultant hereby agree that all other terms of the Consulting Agreement shall remain in full force and effect, including, but not limited to, the Consultant's rate of compensation of $100,000 in the aggregate, payable in six substantially equal amounts at the end of each month during the Term; the first payment payable on December 30, 1996 and the last payment payable on May 30, 1997.

     EXECUTED as of November 19, 1996 at Orange County, California.


                                             ST. JOHN KNITS, INC.,
                                             a California corporation


                                             By:  /s/ ROBERT E. GRAY
                                                 --------------------
                                             Name:  Robert E. Gray

                                             Title:  Chief Executive Officer




                                             ROBERT C. DAVIS


                                             /s/ ROBERT C. DAVIS
                                             ------------------------